Exhibit 10.24

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of the          day of             ,             by and between LKQ Corporation, a Delaware corporation (the “Company”), and              (the “Key Person”).

Recitals

The Board of Directors of the Company is of the opinion that the interests of the Company will be advanced by encouraging certain persons affiliated with the Company, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of the Company’s business, to acquire or increase their proprietary interest in the Company, thus providing them with a more direct stake in its welfare and assuring a closer identification of their interests with those of the Company.

The Board of Directors of the Company is of the opinion that the Key Person is such a person.

The Company desires to grant restricted stock units to the Key Person, and the Key Person desires to accept such grant, all on the terms and subject to the conditions set forth in this Agreement and set forth in the Company’s 1998 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A (the “Plan”). Any capitalized term used herein that is not defined shall have the meaning of such term set forth in the Plan.

Covenants

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant of Restricted Stock Units. The Company hereby grants to the Key Person and the Key Person hereby accepts from the Company             restricted stock units (“RSUs”), on the terms and subject to the conditions set forth herein and in the Plan (the “Award”).

2. Representation of the Key Person. The Key Person hereby represents and warrants that the Key Person has been provided a copy of the Plan and is accepting the RSUs with full knowledge of and subject to the restrictions contained in this Agreement and the Plan.

3. Vesting. The RSUs are subject to time-based vesting restrictions as follows: The Award shall vest with respect to 10% of the number of RSUs subject to the Award on each six-month anniversary of the grant date over a five-year period (the “Vesting Period”).

4. Termination of Relationship. In the event a Key Person’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death or Disability, all RSUs of such Key Person that are unvested at the date of termination shall be forfeited to the Company. In the event the Key Person’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all RSUs of such Key Person shall immediately become fully vested on the date of termination and all restrictions shall lapse.

5. Non-Transferability of RSUs. Except as expressly provided in the Plan or this Agreement, prior to the expiration of the Vesting Period described in Section 3, the RSUs may not be sold, assigned, transferred, pledged or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, except by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge or other disposition of any RSUs prior to vesting shall be null and void and without effect.

6. Payment. Vested RSUs shall be paid to the Key Person in whole shares of common stock of the Company. If the vesting calculation results in a fractional number of shares, such fractional number of shares shall be paid in cash. No fractional shares shall be issued.

7. Taxes. The Key Person shall be responsible for taxes due upon the expiration of any portion of the Vesting Period and on any gain upon transfer of the shares of common stock of the Company received upon the vesting of the RSUs. In the event that the Key Person does not make an arrangement acceptable to the Company to pay to the Company the tax withholding obligation due upon vesting of the RSUs, the Key Person authorizes the Company to direct a broker to sell a sufficient number of the Key Person’s shares of common stock of the Company to satisfy such obligation (and any related brokerage fees) and to remit to the Company from the proceeds of sale the amount of the required tax withholding. The Key Person acknowledges that the decision to make a Section 83(b) election shall be made by the Key Person in consultation with his or her tax advisor. The Key Person acknowledges that the Section 83(b) election form must be filed with the Internal Revenue Service within 30 days of the date hereof.

8. No Rights as a Stockholder. Prior to the expiration of the applicable portion of the Vesting Period, the Key Person is not a stockholder, does not have any voting rights, and shall not be entitled to receive any dividends with respect to the RSUs.

9. Notices. Any notices required or permitted hereunder shall be sent using any means (including personal delivery, courier, messenger service, facsimile transmission or electronic transmission), if to the Key Person, at the address set forth below or such other address as the Key Person may designate in writing to the Company, and, if to the Company, at the address of its headquarters in Chicago, Attention: General Counsel, or such other address as the Company may designate in writing to the Key Person. Such notice shall be deemed duly given when it is actually received by the party for whom it was intended.

10. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11. Amendment or Termination. This Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

12. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Key Person and the Key Person’s executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

13. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings relating to such subject matter.

14. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

15. Incorporation of Terms of Plan. The terms of the Plan are incorporated herein by reference and the Key Person’s rights hereunder are subject to such terms to the extent they are inconsistent with or in addition to the terms set forth herein, and the Key Person hereby agrees to comply with all requirements of the Plan.

16. Non-Competition and Confidentiality. (a) Notwithstanding any provision to the contrary set forth elsewhere herein, the RSUs, the shares of common stock of the Company underlying the RSUs, or any proceeds received by the Key Person upon the sale of shares of common stock of the Company underlying the RSUs shall be forfeited by the Key Person to the Company without any consideration therefor, if the Key Person is not in compliance, at any time during the period commencing on the date of this Agreement and ending one year after the date that all of the RSUs have become vested, with all applicable provisions of the Plan and with the following conditions:

(i) the Key Person shall not directly or indirectly (1) be employed by, engage or have any interest in any business which is or becomes competitive with the Company or is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its subsidiaries, (2) induce any customer of the Company or its subsidiaries to patronize such competitive business or otherwise request or advise any such customer to withdraw, curtail or cancel any of its business with the Company or its subsidiaries, or (3) solicit for employment any person employed by the Company or its subsidiaries; provided, however, that this restriction shall not prevent the Key Person from acquiring and holding up to two percent of the outstanding shares of capital stock of any corporation which is or becomes competitive with the Company or is or becomes otherwise prejudicial to or in conflict with the interests of the Company if such shares are available to the general public on a national securities exchange or in the over-the-counter market; and

(ii) the Key Person shall not use or disclose, except for the sole benefit of or with the written consent of the Company, any confidential information relating to the business, processes or products of the Company.

(b) The Company shall notify in writing the Key Person of any violation by the Key Person of this Section 16. The forfeiture shall be effective as of the date of the occurrence of any of the activities set forth in (a) above. If the shares of common stock of the Company underlying the RSUs have been sold, the Key Person shall promptly pay to the Company the amount of the proceeds from such sale. The Key Person hereby consents to a deduction from any amounts owed by the Company to the Key Person from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay) to the extent of the amounts owed by the Key Person to the Company under this Section 16. Whether or not the Company elects to make any set-off in whole or in part, the Key Person agrees to timely pay any amounts due under this Section 16.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LKQ CORPORATION	KEY PERSON

By:	By:
Name:	Name:
Title:	Address:

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